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                                                                    EXHIBIT 5


              CONSENT OF U.S. BANCORP PIPER JAFFRAY INC.



     We hereby consent to the use of our opinion letter dated June 26, 2000 to the Board of Directors of National-Standard Company (the "Company") in the Solicitation/Recommendation Statement on Schedule 14D-9 of the Company (the "Schedule 14D-9") and to the references to such opinion and the use of our name in such Schedule 14D-9 under the captions "Item 4. The Solicitation or Recommendation" and "Item 5. Persons Retained, Employed or to be Compensated."

     In giving this consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations issued thereunder.

                                            U.S. BANCORP PIPER JAFFRAY INC.

                                            By:  /s/ Michael R. Murphy
                                                 ----------------------------
                                                 Principal

July 7, 2000
Chicago, Illinois